FIRST AMENDMENT TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This First Amendment to Agreement and Plan of Merger and Reorganization (this "Amendment") is made and entered into as of the 14th day of June, 2000, among e-MedSoft.com, a Nevada corporation, ("Parent"), VidiMedix Acquisition Corporation, a Nevada corporation ("Merger Sub"), and VidiMedix Corporation, a Texas corporation (the "Company").

                                    RECITALS

     A. Parent, Merger Sub and the Company have heretofore entered into the Agreement and Plan of Merger and Reorganization dated as of June 6, 2000 (the "Agreement").

     B. Parent, Merger Sub and the Company desire to amend the Agreement on the terms and provisions set forth herein.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good, fair and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the terms and provisions of the Agreement are amended and restated as follows:

     1. Defined Terms and Related Matters.

        Unless otherwise defined herein, the capitalized terms used herein which are defined in the Agreement shall have the meanings specified therein.

     2. Amendments.

        (a) Section 2.2(f) of t he Agreement is hereby amended by deleting subpart (iii) in the second sentence of Section 2.2(f) in its entirety and inserting subparts (iii) and (iv) in the second sentence of Section 2.2(f) as follows:

            (iii) the Parent will offer, in exchange for the Employee
                  Interest, $15,260.50 of the Accruals and $93,905.52 of Accrued Vacation, shares of the Parent Common Stock having a deemed value of $10.50 per share, equal to the amount of the Employee Interest, $15,260.50 of the Accruals and $93,905.52 of Accrued Vacation; (iv) the Parent will offer, in exchange for the Bridge Loan Principal and the Bridge Loan Interest, shares of the Parent Common
                  Stock having a deemed value of $8.63 per share, equal to the amount of the Bridge Loan Principal and the Bridge Loan Interest.

        (b) Section 6.1(d) of the Agreement is hereby amended to read in its entirety as follows:




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               (d) the outstanding principal balance and accrued interest on each bridge note outstanding as of the Effective Time shall have been exchanged for shares of the Parent Common Stock having a value of $3,160,968.43 to be determined by dividing the dollar amount by $8.63 (the "Bridge Shares");

        (c) Article V of the Agreement is hereby amended by adding the following Sections 5.4 and 5.5:

          5.4 Registration of Parent Common Stock by Parent. Within thirty
     (30) days after the Effective Time, Parent shall amend its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 15, 2000 to include 50% of the Bridge Shares (the "Registrable Shares") and shall use its best efforts to cause such registration statement to be declared effective as soon as possible and keep such registration continuously effective for a period extending until the earlier of one (1) year following the effective date thereof, or the date on which all the Registrable Shares have been sold. The bridge note holders subject to such registration statement shall agree not to sell, collectively, more than an aggregate of 5% of the prior calendar week's trading volume in the Parent Common Stock, and all such sales shall be made through accounts at Sutro and Company, Inc. In the event that such Registration Statement on Form S-1 shall not be effective on or before July 31, 2000, Parent shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or such other available form with respect to the Registrable Shares and use its best efforts to cause such registration statement to be declared effective as soon as possible and keep such registration continuously effective for a period extending until the earlier of one (1) year following the effective date thereof, or the date on which all the Registrable Shares have been sold.

          5.5 Warrants to Purchase Parent Common Stock. Parent shall issue warrants to purchase an aggregate of 336,216 shares of the Parent Common Stock, at an exercise price of $8.63 per share, to the holders of the bridge notes. The number of shares of the Parent Common Stock to which each holder of a bridge note shall be entitled to purchase shall be determined by multiplying 336,216 by a fraction, the numerator of which is in an amount equal to the unpaid principal under such bridge note and the denominator is the Bridge Loan Principal. The warrants issued by Parent pursuant to this Section 5.5 may be exercised by the applicable holder of the bridge note at any time within nine (9) months after the Effective Time.

     In the event that any one or more of the provisions contained in this Amendment shall be determined invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Amendment shall not be impaired in any way.

     When required or implied by the context used, defined terms used herein shall include the plural as well as the singular, and vice versa. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not

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affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

     This Amendment shall be construed and governed by the laws of the State of California without regard to conflicts of interest principles. The parties hereto consent to the jurisdiction of the federal and state courts located in Los Angeles, California, for any action or suit arising out of this Amendment, and waive any defense to such jurisdiction, including, without limitation, any defense based on venue or inconvenient forum.

     This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                        [signatures on following page]























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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the day and year first above written.

                                 E-MEDSOFT.COM


                                 By: /s/ John F. Andrews
                                     John F. Andrews, President


                                 VIDIMEDIX ACQUISITION CORPORATION


                                 By: /s/ John F. Andrews
                                     John F. Andrews, President


                                 VIDIMEDIX CORPORATION


                                 By: /s/ Philip F. Farris, Jr.
                                     Philip F. Faris, Jr., President